Exhibit 99.4

[LOGO]                    KEEFE, BRUYETTE & WOODS, INC.

To Members and Friends of Willow Grove Bank and
Willow Grove Mutual Holding Company

Keefe, Bruyette & Woods, Inc., a member of the National Association of Securities Dealers, Inc. ("NASD"), is pleased to announce that Willow Grove Mutual Holding Company is converting to stock form and Willow Grove Bank (the "Bank") is reorganizing as a wholly-owned subsidiary of a newly-formed stock holding company named Willow Grove Bancorp, Inc. (the "Holding Company"). In conjunction with the conversion, the Holding Company for the Bank is offering shares of common stock in a subscription offering and direct community offering to certain depositors and borrowers of the Bank, the Bank's Employee Stock Ownership Plan, and members of the general public pursuant to a Plan of Conversion and Agreement and Plan of Reorganization.

At the request of the Holding Company, we are enclosing materials explaining the conversion and your opportunity to invest in shares of the Holding Company's common stock. Please read the enclosed Prospectus carefully. The Holding Company has asked us to forward these documents to you in view of certain requirements of the securities laws in your state.

If you have any questions, please visit our Stock Information Center at ADDRESS or feel free to call the Stock Information Center at (XXX) XXX-XXXX.

Very truly yours,


Keefe, Bruyette & Woods, Inc.

THE SHARES OF COMMON STOCK BEING OFFERED IN THE CONVERSION ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

Date

Dear Member:

We are pleased to announce that Willow Grove Mutual Holding Company is converting to stock form and Willow Grove Bank (the "Bank") is reorganizing as a wholly-owned subsidiary of a newly-formed stock holding company (the "Conversion and Reorganization"). In conjunction with the Conversion and Reorganization, Willow Grove Bancorp, Inc. (the "Holding Company"), the newly-formed corporation that will serve as a holding company for the Bank, is offering shares of common stock in a subscription offering and direct community offering to certain depositors and borrowers of the Bank, to the Bank Employee Stock Ownership Plan, and members of the general public, pursuant to a Plan of Conversion and Agreement and Plan of Reorganization (the "Plan of Conversion").

Unfortunately, the Holding Company is unable to either offer or sell its common stock to you because the small number of eligible subscribers in your jurisdiction makes registration or qualification of the common stock under the securities laws of your jurisdiction impractical, for reasons of cost or otherwise. Accordingly, this letter should not be considered an offer to sell or a solicitation of an offer to buy the common stock of the Holding Company.

However, you have the right to vote on the Plan of Conversion at the Special Meeting of Members on DATE. Therefore, enclosed is a proxy card, a Proxy Statement (which includes the Notice of the Special Meeting), a Prospectus (which is provided solely as an accompaniment to the Proxy Statement) and a return envelope for your proxy card.

I invite you to attend the Special Meeting on DATE. However, whether or not you are able to attend, please complete the enclosed proxy card and return it in the enclosed envelope.

Sincerely,


Frederick A. Marcell Jr.
President and Chief Executive Officer

THE SHARES OF COMMON STOCK BEING OFFERED IN THE CONVERSION ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

Dear Friend:

We are pleased to announce that Willow Grove Mutual Holding Company is converting to stock form and Willow Grove Bank (the "Bank") is reorganizing as a wholly-owned subsidiary of a newly-formed stock holding company named Willow Grove Bancorp, Inc. (the "Holding Company"). In conjunction with the conversion, the Holding Company is offering shares of common stock in a subscription offering and direct community offering to certain depositors and borrowers of the Bank, the Bank's Employee Stock Ownership Plan, and members of the general public pursuant to a Plan of Conversion and Agreement and Plan of Reorganization (the "Plan of Conversion").

Because we believe you may be interested in learning more about the Holding Company's common stock as a potential investment, we are sending you the following materials that describe the stock offering. Please read these materials carefully before you submit a Stock Order and Certification Form.

      >> PROSPECTUS: This document provides detailed information about the operations of the Holding Company, the Bank and the proposed stock offering.

      >> QUESTIONS AND ANSWERS: Key questions and answers about the stock offering are found in this pamphlet.

      >> STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is 12:00 Noon, Eastern Time, on DATE.

You have the opportunity to buy stock directly from the Holding Company without commission or fee. If you have additional questions regarding the Plan of Conversion and stock offering, please call us at (XXX) XXX-XXXX Monday through Friday 8:30 a.m. to 5:00 p.m., or stop by the Stock Information Center at ADDRESS.

We are pleased to offer you this opportunity to become a charter shareholder of Willow Grove Bancorp, Inc.

Sincerely,


Frederick A. Marcell Jr.
President and Chief Executive Officer

THE SHARES OF COMMON STOCK BEING OFFERED IN THE CONVERSION ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

Dear Member:

We are pleased to announce that Willow Grove Mutual Holding Company (the "MHC") is converting to stock form and Willow Grove Bank (the "Bank") is reorganizing as a wholly-owned subsidiary of a newly-formed stock holding company named Willow Grove Bancorp, Inc. (the "Holding Company"). In conjunction with the conversion, the holding company is offering shares of common stock in a subscription offering and direct community offering to certain depositors and borrowers of the Bank, the Bank's Employee Stock Ownership Plan, and members of the general public pursuant to a Plan of Conversion and Agreement and Plan of Reorganization (the "Plan of Conversion").

To accomplish the Conversion and Reorganization, we need your participation in an important vote. Enclosed is a proxy statement describing the Plan of Conversion and your voting and subscription rights. The Plan of Conversion has been approved by the Office of Thrift Supervision and now must be approved by you. YOUR VOTE IS VERY IMPORTANT.

Enclosed, as part of the proxy material, is your proxy card. This proxy card should be signed and returned to us prior to the Special Meeting of Members on DATE. Please take a moment to sign the enclosed proxy card and return it to us in the postage-paid envelope provided. FAILURE TO VOTE HAS THE SAME EFFECT AS VOTING AGAINST THE PLAN OF CONVERSION.

The Boards of Directors of the MHC and the Bank believe that the conversion is in the best interests of the MHC and its members and the Bank and its stockholders. Please remember:

      >> Your deposit accounts at the Bank will continue to be insured up to the maximum legal limit by the Federal Deposit Insurance Corporation ("FDIC").

      >> There will be no change in the balance, interest rate, or maturity of any deposit or loan accounts because of the conversion.

      >> You have a right, but no obligation, to buy stock before it is offered to the public.

      >> Like all stock, stock issued in this offering will not be insured by the FDIC.

Enclosed are materials describing the stock offering, including a Prospectus. We urge you to read the Prospectus carefully before submitting your Stock Order and Certification Form. If you are interested in purchasing common stock, you must submit your Stock Order and Certification Form and payment prior to 12:00 Noon, Central Time, on September 18, 1998.

If you have additional questions regarding the stock offering, please call us at
(XXX) XXX-XXXX, Monday through Friday 8:30 a.m. to 5:00 p.m., or stop by the Stock Information Center located at ADDRESS.

Sincerely,


Frederick A. Marcell Jr.
President and Chief Executive Officer

THE SHARES OF COMMON STOCK BEING OFFERED IN THE CONVERSION ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

 (Stockholder Letter Street holders - 2nd mailing-Willow Grove Bank Letterhead)

Dear Stockholder:

Under separate cover, we forwarded to you information regarding the Plan of Conversion and Agreement and Plan of Reorganization of Willow Grove Bank (the "Bank") and Willow Grove Mutual Holding Company (the "MHC") and the concurrent offering of common stock Willow Grove Bancorp, Inc. (the "Holding Company").

As a result of certain requirements, we could not forward a Stock Order and Certification Form with the other packet of materials. They are enclosed herein.

The deadline for ordering the Holding Company's common stock is at 12:00 Noon, Eastern Time, on DATE.

Should you have additional questions regarding the conversion and stock offering, please call the Stock Information Center at (XXX) XXX-XXXX, Monday through Friday from 8:30 a.m. to 5:00 p.m., Central Time, or stop by the Stock Information Center at ADDRESS.

Sincerely,


Frederick A. Marcell Jr.
President and Chief Executive Officer

THE SHARES OF COMMON STOCK BEING OFFERED IN THE CONVERSION ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

        (Stockholder Letter STREET HOLDERS- Willow Grove Bank letterhead)

Dear Stockholder:

We are pleased to inform you that the Boards of Directors of Willow Grove Bank (the "Bank") and Willow Grove Mutual Holding Company (the "MHC") have adopted a Plan of Conversion and Agreement and Plan of Reorganization (the "Plan of Conversion") whereby the MHC will convert to stock form and the Bank will be reorganized as a wholly-owned subsidiary of a newly-formed stock holding company named Willow Grove Bancorp, Inc. (the "Holding Company"). Pursuant to the Plan of Conversion, stockholders of the Bank (other than the MHC) will be issued shares of common stock of the Holding Company in exchange for their shares of Bank common stock (the "Exchange"). In addition to the shares of common stock to be issued in the Exchange, the Holding Company is also offering shares of common stock to the MHC's members, the Bank's stockholders and members of the public. Consummation of the Plan of Conversion is subject to (i) the approval of the members of the MHC, (ii) the approval of the stockholders of the Bank and (iii) regulatory approval.

We are asking stockholders of the Bank as of DATE, the voting record date, to vote FOR the Plan of Conversion. If you and/or members of your family hold stock in different names, you may receive more than one proxy mailing. Please vote all proxy cards received and return them today in the enclosed postage-paid envelope. Your vote FOR the Plan of Conversion will not obligate you to buy any stock in the conversion. A Proxy Statement relating to the conversion is enclosed.

We have enclosed the following materials which will help you learn more about investing in the Holding Company's common stock. Please read and review the materials carefully before making an investment decision.

      >> PROSPECTUS: This document provides detailed information about the operations of the Holding Company, the Bank and the proposed stock offering.

      >> QUESTIONS AND ANSWERS BROCHURE: Key questions and answers about the stock offering are found in this pamphlet.

      >> STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by signing and returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is 12:00 Noon, Eastern Time, on DATE. You may obtain a Stock Order and Certification Form from your broker or by contacting the Stock Information Center.

We are inviting our loyal depositors, existing stockholders, and local community members to become stockholders of the Holding Company. Through this offering you have the opportunity to buy stock directly from the Holding Company without commission or fee.

Should you have additional questions regarding the conversion and stock offering, please call the Stock Information Center at (XXX) XXX-XXXX, Monday through Friday 8:30 a.m. to 5:00 p.m. or stop by the Stock Information Center at ADDRESS.

Sincerely,


Frederick A. Marcell Jr.
President and Chief Executive Officer

THE SHARES OF COMMON STOCK BEING OFFERED IN THE CONVERSION ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

      (Stockholder Letter REGISTERED HOLDERS- Willow Grove Bank letterhead)

Dear Stockholder:

We are pleased to inform you that the Boards of Directors of Willow Grove Bank (the "Bank") and Willow Grove Mutual Holding Company (the "MHC") have adopted a Plan of Conversion and Agreement and Plan of Reorganization (the "Plan of Conversion") whereby the MHC will convert to stock form and the Bank will be reorganized as a wholly-owned subsidiary of a newly-formed stock holding company named Willow Grove Bancorp, Inc. (the "Holding Company"). Pursuant to the Plan of Conversion, stockholders of Bank (other than the MHC) will be issued shares of common stock of the Holding Company in exchange for their shares of the Bank common stock (the "Exchange"). In addition to the shares of common stock to be issued in the Exchange, the Holding Company is also offering shares of common stock to the MHC's members, the Bank's stockholders and members of the public. Consummation of the Plan of Conversion is subject to (i) the approval of the members of the MHC, (ii) the approval of the stockholders of the Bank and (iii) regulatory approval.

We are asking stockholders of the Bank as of DATE, the voting record date, to vote FOR the Plan of Conversion. If you and/or members of your family hold stock in different names, you may receive more than one proxy mailing. Please vote all proxy cards received and return them today in the enclosed postage-paid envelope. This will not prevent you from voting in person at the meeting, but will assure that your vote is counted if you are unable to attend. Your vote FOR the Plan of Conversion will not obligate you to buy any stock in the conversion. A Proxy Statement relating to the conversion is enclosed.

We have enclosed the following materials which will help you learn more about investing in the Holding Company's common stock. Please read and review the materials carefully before making an investment decision.

      >> PROSPECTUS: This document provides detailed information about the operations of the Holding Company, the Bank and the proposed stock offering.

      >> QUESTIONS AND ANSWERS BROCHURE: Key questions and answers about the stock offering are found in this pamphlet.

      >> STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by signing and returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is 12:00 Noon, Eastern Time, on DATE.

We invite our loyal customers, existing stockholders and local community members to become charter stockholders of the Holding Company. Through this offering you have the opportunity to buy stock directly from the Holding Company without commission or fee.

Should you have additional questions regarding the conversion and stock offering, please call the Stock Information Center at (XXX) XXX-XXXX, Monday through Friday 8:30 a.m. to 5:00 p.m., or stop by the Stock Information Center at ADDRESS.

Sincerely,


Frederick A. Marcell Jr.
President and Chief Executive Officer

THE SHARES OF COMMON STOCK BEING OFFERED IN THE CONVERSION ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

Dear Prospective Investor:

We are pleased to announce that Willow Grove Mutual Holding Company (the "MHC") is converting to stock form and Willow Grove Bank (the "Bank") is reorganizing as a wholly-owned subsidiary of a newly-formed stock holding company named Willow Grove Bancorp, Inc. (the "Holding Company"). In conjunction with the conversion, the Holding Company is offering shares of common stock in a subscription offering and direct community offering. The sale of stock in connection with the conversion will enable the Bank to raise additional capital to support and enhance its current operations.

We have enclosed the following materials that will help you learn more about the stock offering of the Holding Company. Please read and review the materials carefully before you submit a Stock Order and Certification Form.

      >> PROSPECTUS: This document provides detailed information about the operations of the Holding Company, the Bank and the proposed stock offering.

      >> QUESTIONS AND ANSWERS: Key questions and answers about the stock offering are found in this pamphlet.

      >> STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is 12:00 Noon, Eastern Time, on DATE.

We invite our loyal customers and local community members to become charter shareholders of the Holding Company. Through this offering you have the opportunity to buy stock directly from the Holding Company, without commission or fee. The board of directors and management of the Bank and the MHC fully support the stock offering.

If you have additional questions regarding the Conversion and Reorganization and stock offering, please call us at (XXX) XXX-XXXX, Monday through Friday 8:30 a.m. to 5:00 p.m., or stop by the Stock Information Center located at ADDRESS.

Sincerely,


Frederick A. Marcell Jr.
President and Chief Executive Officer

THE SHARES OF COMMON STOCK BEING OFFERED IN THE CONVERSION ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

                        (Dear Stockholder Dark blue sky)

Date

Dear Shareholder:

We are pleased to announce that Willow Grove Mutual Holding Company is converting to stock form and Willow Grove Bank (the "Bank") is reorganizing as a wholly-owned subsidiary of a newly-formed stock corporation (the "Conversion and Reorganization"). In conjunction with the Conversion and Reorganization, Willow Grove Bancorp, Inc. (the "Holding Company"), the newly-formed corporation that will serve as the holding company for the Bank, is offering shares of common stock in a subscription offering and direct community offering.

Unfortunately, the Holding Company is unable to either offer or sell its common stock to you because the small number of eligible subscribers in your jurisdiction makes registration or qualification of the common stock under the securities laws of your jurisdiction impractical, for reasons of cost or otherwise. Accordingly, this letter should not be considered an offer to sell or a solicitation of an offer to buy the common stock of the Holding Company.

However, you have the right to vote on the Plan of Conversion and Agreement and Plan of Reorganization at the Special Meeting of Members on DATE. Therefore, enclosed is a proxy card, a Proxy Statement (which includes the Notice of the Special Meeting), a Prospectus (which is provided solely as an accompaniment to the Proxy Statement) and a return envelope for your proxy card.

I invite you to attend the Special Meeting on DATE. However, whether or not you are able to attend, please complete the enclosed proxy card and return it in the enclosed envelope.

Sincerely,


Frederick A. Marcell Jr.
President and Chief Executive Officer

THE SHARES OF COMMON STOCK BEING OFFERED IN THE CONVERSION AND REORGANIZATION ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.